LAUREL CREEK APARTMENTS
                       (A California Limited Partnership)
                          AUDITED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

                             LAUREL CREEK APARTMENTS
                          AUDITED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004





                                TABLE OF CONTENTS
                                -----------------
                                                                           Page
                                                                        --------
Independent Auditors' Report                                                 1

Balance Sheet                                                                2

Statement of Income, Expenses and
         Changes in Partners' Capital                                        3

Statement of Cash Flows                                                      4

Notes to Financial Statements                                                5

WALLACE ROWE & Associates                                        Accounting Firm
================================================================================
430 Verbena Court
Pleasant Hill, CA 94523


                                                                  (925) 229-1950
                                                              Fax (925) 229-1952
                                                             wroweassoc@ aol.com





                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors
Laurel Creek Apartments
San Luis Obispo, California


We have audited the  accompanying  balance  sheet of Laurel Creek  Apartments (A
California Limited Partnership) as of December 31, 2004 and December 31, 2003 and the related statements of income, expenses, and changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Laurel Creek Apartments as of December 31, 2004 and December 31, 2003, and the results of its operations for the years then ended in conformity with generally accepted accounting principles.



/s/Wallace Rowe & Associates
----------------------------
February 8, 2005

                             LAUREL CREEK APARTMENTS
                                  BALANCE SHEET
                           DECEMBER 31, 2004 AND 2003


                                                                             2004                 2003
                                                                      ------------------    ------------------
ASSETS
CURRENT ASSETS
         Cash (Note 2)                                                $           66,297    $           59,914
         Accounts receivable                                                       1,249                   215
         Prepaid expenses                                                          3,335                 2,652
                                                                      ------------------    -------------------

         TOTAL CURRENT ASSETS                                                     70,881                62,781

Restricted reserves (Note 3)                                                      55,350                52,611

Land, structures and equipment, net of
         accumulated depreciation of $737,972
         and $699,947 (Note 4)                                                 1,427,382             1,495,371

Organizational costs, net of accumulated
         amortization of $18,997 and
         $17,329 (Note 5)                                                          7,921                9,589
                                                                      ------------------    -------------------

         TOTAL ASSETS                                                 $        1,561,534    $        1,620,352
                                                                      ==================    ===================

LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES
         Accounts payable - other                                     $           10,468    $            8,564
         Accounts payable - related party (Note 7)                                 3,462                 2,007
         Security deposits payable                                                 8,892                 8,592
         Current portion of long-term debt (Note 6)                               38,536                31,336
                                                                      ------------------    -------------------

        TOTAL CURRENT LIABILITIES                                                 61,358                50,499

Long-term debt (Note 6)                                                          502,631               544,925
                                                                      ------------------    -------------------

        TOTAL LIABILITIES                                                        563,989               595,424

Partners' capital                                                                997,545             1,024,928
                                                                      ------------------    -------------------

        TOTAL LIABILITIES AND
            PARTNERS' CAPITAL                                         $        1,561,534    $        1,620,352
                                                                      ==================    ===================



                             See accompanying notes.

                             LAUREL CREEK APARTMENTS
                        STATEMENT OF INCOME, EXPENSES AND
                          CHANGES IN PARTNERS' CAPITAL
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



                                                                            2004                  2003
                                                                      ------------------    -------------------

OPERATING INCOME
        Rental income                                                 $          220,203    $          205,982
        Tenant charges                                                             3,111                 1,043
         Other                                                                     1,900                 2,034
                                                                      ------------------    -------------------

        TOTAL OPERATING INCOME                                                   225,214               209,059
                                                                      ------------------    -------------------


OPERATING EXPENSES
         Administration                                                           22,732                20,953
         Insurance and taxes                                                       8,233                 5,660
         Maintenance                                                              40,838                28,676
         Utilities                                                                20,289                22,674
         Depreciation and amortization                                            69,657                69,704
                                                                      ------------------    -------------------

         TOTAL EXPENSES                                                          161,749               147,667
                                                                      ------------------    -------------------

         NET INCOME (LOSS) FROM OPERATIONS                                        63,465                61,392
                                                                      ------------------    -------------------

OTHER INCOME AND EXPENSES
         Interest income                                                           1,635                 1,614
         Interest expense                                                        (41,100)              (43,596)
                                                                      ------------------    --------------------

         NET OTHER INCOME UNDER EXPENSES                                         (39,465)              (41,982)
                                                                      ------------------    --------------------

                                                                                  24,000                19,410
         NET INCOME (LOSS)

BEGINNING PARTNERS' CAPITAL                                                    1,024,928             1,048,211

Partner withdrawals                                                              (51,383)              (42,693)
                                                                      ------------------    --------------------

ENDING PARTNERS' CAPITAL                                              $          997,545    $        1,024,928
                                                                      ==================    ===================






                             See accompanying notes.

                             LAUREL CREEK APARTMENTS
                             STATEMENT OF CASH FLOWS
                      YEAR ENDED DECEMBER 31, 2004 AND 2003

                                                                             2004                   2003
                                                                      -------------------   --------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Rents received                                                  $          219,169    $          206,590
      Other operating revenues                                                     5,011                 3,077
      Cash payments for goods and services                                       (89,416)              (74,188)
                                                                      -------------------   --------------------
         Net cash provided (used) by operating activities                        134,764               135,479
                                                                      -------------------   --------------------

CASH FLOWS FROM NONCAPITAL
      FINANCING ACTIVITIES:
      Increases in security deposits                                                 300                   154
      Withdrawal from replacement reserves                                         2,061                     -
      Additions (uses) of replacement reserves                                    (4,800)               (4,800)
                                                                      -------------------   --------------------
           Net cash provided (used) by noncapital
           financing activities                                                   (2,439)               (4,646)
                                                                      -------------------   --------------------

CASH FLOWS FROM CAPITAL AND
      RELATED FINANCING ACTIVITIES:
      Capital withdrawals                                                        (51,383)              (42,693)
      Payment of debt                                                            (35,094)              (32,931)
                                                                      -------------------   --------------------
         Net cash provided (used) by capital and
           related financing activities                                          (86,477)              (75,624)
                                                                      -------------------   --------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Interest income                                                              1,635                 1,224
      Interest paid on notes                                                     (41,100)              (43,596)
                                                                      -------------------   --------------------
         Net cash provided (used) by investing activities                        (39,465)              (42,372)
                                                                      -------------------   --------------------

NET INCREASE (DECREASE) IN CASH                                                    6,383               (12,837)
CASH - BEGINNING OF YEAR                                                          59,914                47,077
                                                                      -------------------   --------------------
CASH - END OF YEAR                                                    $           66,297    $           59,914
                                                                      ===================   ====================

RECONCILIATION OF OPERATING LOS TO NET
      CASH PROVIDED BY OPERATING ACTIVITIES:
      Net income from operations                                      $           63,465    $           61,392
      Adjustments to reconcile net loss to
          Net cash provided by operating activities:
           Depreciation and amortization                                          69,657                69,704
           Decrease (increase)in accounts receivable                              (1,034)                  680
           Increase in prepaid expenses                                             (683)                 (892)
           Increase in accounts payable - other                                    1,904                 5,411
           Increase(decrease)in accounts payable - related parties                 1,455                  (744)
                                                                      -------------------   --------------------
NET CASH PROVIDED BY
 OPERATING ACTIVITIES                                                 $          134,764    $          135,479
                                                                      ===================   ====================
                             See accompanying notes.


                             LAUREL CREEK APARTMENTS
                             NOTES TO THE FINANCIAL
                          STATEMENTS DECEMBER 31, 2004


   Note 1 - DEFINITION OF REPORTING ENTITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          The Laurel Creek Apartments is a California Limited Partnership which was formed on May 17, 1994. The partnership was formed to construct, acquire, own, operate, maintain, manage, lease, sell, mortgage or otherwise dispose of a 24 unit apartment complex located in the City of San Luis Obispo,, California.

          As of the report date there are two partners in the partnership, consisting of one general and one limited partner.

          Summary of Significant Accounting Policies

               a.   Basis of accounting

                    The partnership is accounted for on the accrual basis of accounting. Under this method revenues are recognized when they are earned and expenses are recognized when they are incurred.

               b.   Fixed assets and depreciation

                    Fixed assets are carried at cost. Expenditures for the fixed assets are capitalized. Maintenance and repairs are charged to operations. Depreciation is calculated using the straight-line basis over the estimated useful lives.

               c.   Income taxes

                    Taxable income or expenses and related tax credits are not reflected as expenses or credits of the partnership. These items are the responsibilities of the individual partners.

                             LAUREL CREEK APARTMENTS
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

                                   (Continued)


Note 2- CASH


     Cash consists of $64,453 deposited into savings or checking accounts, and $844 is on deposit with the State of California Local Agency Investment Fund. At December 31, 2004 the amount deposited into the savings accounts and the Local Agency Investment Fund earned interest at rates from 2.02% to 2.19% respectively.

Note 3- RESTRICTED CASH

     Restricted cash consists of $55,350 maintained in a money market account earning 2.02%. This cash is reserved for the replacement of fixed assets and the repayment of tenants' security deposits.

Note 4- LAND, STRUCTURES AND EQUIPMENT

     Property  and  equipment  and  accumulated   depreciation  consist  of  the
     following:

                                                                    Accumulated
                                                        Cost        Depreciation
                                                     -----------    ------------
     Land                                            $   275,000    $          -
     Building                                          1,868,634         716,252
     Equipment                                            21,720          21,720
                                                     -----------    ------------

                                                     $ 2,165,354    $    737,972
                                                     ===========    ============

Note 5- ORGANIZATION COSTS

     Organization costs and accumulated amortization consist of the following:

                                                                    Accumulated
                                                          Cost      Amortization
                                                     -----------    ------------

     Organization costs                              $    26,918    $     18,997
                                                     ===========    ============

                             LAUREL CREEK APARTMENTS
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

                                   (Continued)

 Note 6 - NOTE PAYABLE

     The Agency has a mortgage note payable to the First Bank of San Luis Obispo. The note requires principal and interest payments totaling $6,385 each month until 5/18/2009. The note bears interest at 7.25% per annum. The following is a schedule of the debt payment requirements to maturity:

                    Year ending
                    December 31
                         2005                                  $          76,620
                         2006                                             76,620
                         2007                                             76,620
                         2008                                             76,620
                         2009                                            379,405
                                                               -----------------

                            Total                                        685,885

                         Less amounts representing
                            interest                                     144,718
                                                               -----------------

                                                                $        541,167
                                                               =================

Note 7 - RELATED PARTIES

     The accounting and administrative functions of the partnership are performed by employees of the Housing Authority of the City of San Luis Obispo (the Authority). Two members of the general partner's (San Luis Obispo Nonprofit Housing Corporation) board of directors are also members of the board of commissioner's of the Housing Authority of the City of San Luis Obispo.

     At December 31, 2004 the partnership owed the Authority $3,462. During the year ended December 31, 2004, the partnership paid the Authority $31,386 in maintenance expenses and management fees.

                             LAUREL CREEK APARTMENTS
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

                                   (Continued)

Note 8 -  LAND DONATION AND LEASE


          The land upon which the Laurel Creek Apartments were built was originally leased from the City of San Luis Obispo (the City) by the Housing Authority of the City of San Luis Obispo (the Authority). This lease agreement was later assigned from the Authority to the San Luis Obispo Nonprofit Housing Corporation (the Corporation). The lease was later assigned to the Laurel Creek Apartments Partnership. Each of the above mentioned agencies have common board members or in some other manner have oversight responsibilities over the other organizations; which would qualify them as related parties.

          The lease expires on April 29, 2046, The provisions for extending or renewing the lease term are not specified and are contingent upon the continuation of the project being used to provide affordable housing to lower income families. The annual lease payments are $1 per year.

          The land was recorded on the Agency's books of accounts at the appraised value on the date the land was assigned to the Agency. This appraised value was $275,000. The value of the land was also recorded as a capital contribution from the general partner on that date.

                            LAUREL CREEK APARTMENTS
                        Calculation of Cash Distribution



Net Profit @ 12-31-04                                                23,999.65

Add back depreciation expense                                        67,989.00

Add back amortization expense                                         1,668.00

Deposits to replacement reserve account                              (4,800.00)

Debt service (mortgage loan)                                        (35,094.16)
                                                                    -----------
Adjusted cash available from operations through 12-31-04           $ 53,762.49




Net cash available for disbursement                                $ 53,762.49


       General Partner distribution=75%=$40,321.87

       Limited Partner distribution=25%=$13,440.62

                            LAUREL CREEK APARTMENTS

                          Replacement Reserve Summary




Beginning Balance as of:        1/1/2004        44,019.14

Deposits to account for year   $400 per mo       4,800.00

Withdrawals during year                         (20,061.46)  carpet in 2 units
                                                ----------

Ending Balance as of:           12/31/04        46,7557.68
                                                ==========





Note: Replacement Reserve is fully funded as of FYE 12-31-04

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